EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-129574) of Tercica, Inc.,

(2)	Registration Statement (Form S-3 No. 333-128224) of Tercica, Inc.,

(3)	Registration Statement (Form S-8 No. 333-126307) pertaining to the 2004 Stock Plan and the 2004 Employee Stock Purchase Plan of Tercica, Inc., and

(4)	Registration Statement (Form S-8 No. 333-113718) pertaining to the 2002 Stock Plan, the 2002 Executive Stock Plan, the 2004 Stock Plan, and the 2004 Employee Stock Purchase Plan of Tercica, Inc.,

of our reports dated February 27, 2008, with respect to the financial statements of Tercica, Inc., and the effectiveness of internal control over financial reporting of Tercica, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/    Ernst & Young LLP

Palo Alto, California

February 27, 2008

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Proxy Statement	Appendix A Audit Committee Charter	Form 10-K	Annual Report